IQST – IQSTEL Digital Models $1.8 Million to $3.6 Million in Potential Annualized Profit Contribution from Microdrama Subscriptions

Illustrative Scenario of 300,000 Active Paid Monthly Subscriptions Would Generate $14.4 Million to $21.6 Million in Annualized Consumer Billings, Shared Among Mobile Operators, Content Partners and IQSTEL

  Consumers are expected to pay approximately $4 to $6 for each active monthly microdrama subscription
  Total subscription revenue would be shared among the participating mobile operator, content partner and IQSTEL
  IQSTEL believes the net revenue it receives from the service could represent a higher-margin recurring revenue stream relative to its traditional telecommunications business
  IQSTEL Digital estimates that each active monthly subscriber could generate approximately $0.50 to $1.00 in monthly profit-contribution.
  At 300,000 active monthly paid subscriptions, the model could represent approximately $1.2 million to $1.8 million in monthly consumer billings, or approximately $14.4 million to $21.6 million annually
  At the same subscription level, IQSTEL Digital estimates potential monthly profit-contribution of approximately $150,000 to $300,000, equivalent to an annualized range of approximately $1.8 million to $3.6 million
  IQSTEL Digital has created an original microdrama demo to explain the format and its carrier-billing monetization model

NEW YORK, September 18, 2026 — IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL” or the “Company”), a multinational technology company providing telecommunications, fintech, AI-powered communications, cybersecurity, content and digital infrastructure services, today outlined the potential economics of its mobile-first microdrama distribution initiative through IQSTEL Digital.

To demonstrate the format through the product itself, IQSTEL Digital has created an original microdrama demo. The Company invites investors, mobile operators, prospective business partners and consumers to watch the demo and experience how mobile-first vertical storytelling can support engagement, monthly subscriptions and recurring digital revenue.

Monthly Subscription Economics

Under the commercial model currently contemplated, consumers would pay approximately $4 to $6 for each active monthly microdrama subscription offered through participating mobile operators.

This monthly subscription would provide access to premium, mobile-first vertical entertainment. The service is intended to complement other entertainment subscriptions consumers may already maintain by offering a different viewing experience: short, serialized stories designed specifically for smartphones and for frequent viewing throughout the day.

The total monthly subscription revenue would be shared among the participating mobile operator, content partner and IQSTEL.

The mobile operator would provide customer access, billing and distribution. The content partner would provide the platform and premium vertical content. IQSTEL would provide commercial access to operators, integration support and the distribution and monetization infrastructure required to bring the service to mobile subscribers.

After anticipated revenue sharing and directly attributable operating expenses, IQSTEL Digital currently estimates that each active paid monthly subscription could contribute approximately $0.50 to $1.00 per month in profit contribution attributable to IQSTEL Digital.

At an illustrative level of 300,000 active monthly paid subscriptions, consumers would generate approximately $1.2 million to $1.8 million in monthly subscription billings. This would be equivalent to approximately $14.4 million to $21.6 million in annual consumer billings.

“The economic opportunity begins with a recurring monthly subscription of approximately $4 to $6,” said Leandro Iglesias, President and CEO of IQSTEL. “That subscription revenue is shared among the mobile operator, content partner and IQSTEL, aligning the interests of all three parties. For IQSTEL, the objective is to convert our existing telecom relationships into recurring, high-margin digital revenue.”

Illustrative Monthly Subscription Scenarios

The following scenarios illustrate the potential economics of the contemplated business model at different levels of active paid monthly subscriptions:

Each scenario is based on active paid monthly subscriptions priced at approximately $4 to $6 per month. The consumer-billing figures represent the total amounts paid by consumers before revenue is shared among the participating mobile operator, content partner and IQSTEL. They do not represent revenue attributable exclusively to IQSTEL.

The estimated profit-contribution figures are based on IQSTEL Digital’s assumption that each active paid monthly subscription could generate approximately $0.50 to $1.00 in monthly profit-contribution attributable to IQSTEL Digital after anticipated revenue sharing and directly attributable operating expenses.

Annualized amounts assume that the applicable number of active paid monthly subscriptions, subscription pricing and estimated unit economics remain constant for twelve consecutive months. The scenarios are mathematical illustrations only and do not represent existing subscriptions, contracted revenue, forecasts or financial guidance.

A High-Margin Opportunity for IQSTEL Digital

IQSTEL’s traditional telecommunications operations are primarily high-volume businesses. The microdrama initiative is designed to introduce a recurring digital revenue stream with a potentially higher margin on the net revenue received by IQSTEL.

The model does not require IQSTEL to recognize or retain the entire subscription price. Instead, IQSTEL expects to receive an agreed share of the revenue generated by each monthly subscription.

IQSTEL believes that the scalability of its existing operator relationships and supporting infrastructure could allow additional subscriptions to be added without a proportional increase in IQSTEL Digital’s operating expenses. If achieved, this operating leverage could improve IQSTEL Digital’s operating margins as monthly paid subscriptions grow.

Actual margins and profit-contribution will depend on definitive operator agreements, revenue-sharing arrangements, subscription pricing, customer activation, subscriber retention and churn, promotional periods, taxes, refunds, collection rates, content costs, technical integration, marketing expenses and market acceptance.

A Rapidly Expanding Global Entertainment Category

Microdramas are scripted and serialized stories created specifically for smartphones. Episodes generally run between one and three minutes, are filmed vertically and use fast-paced narratives and cliffhangers to encourage frequent viewing and continued engagement.

According to Omdia, global microdrama revenue reached approximately $11 billion in 2025 and is expected to grow to approximately $14 billion by the end of 2026.

According to Omdia’s analysis of Q4 2025 Sensor Tower data, U.S. users of ReelShort spent an average of 35.7 minutes per day on the mobile app, compared with 24.8 minutes for Netflix, 26.9 minutes for Amazon Prime Video and 23.0 minutes for Disney+.

While major streaming platforms continue to have significantly larger monthly active user bases, the data demonstrates the strong engagement intensity achieved by the microdrama format among its existing mobile users. IQSTEL believes these trends demonstrate a broader change in entertainment consumption. Mobile-first audiences are allocating a growing share of their viewing time to short-form vertical video designed around how consumers naturally use smartphones.

Vertical entertainment is not necessarily replacing traditional horizontal programming. Instead, IQSTEL believes it is developing into a complementary category that competes for mobile attention by combining the convenience of social video with the emotional engagement and serialized storytelling of traditional television.

“Consumers still want compelling stories, but the screen, duration and viewing experience are changing,” Iglesias said. “The growth of microdramas shows that premium storytelling can be adapted to the mobile behavior consumers already demonstrate every day.”

Turning Telecom Relationships into Recurring Digital Revenue

IQSTEL maintains commercial relationships with more than 600 telecommunications operators across 24 countries. The networks operated by these companies collectively serve approximately 2.3 billion end users worldwide.

These relationships have historically been monetized through voice, SMS, messaging and connectivity services. IQSTEL Digital’s strategy is to use the same commercial and technical foundation to distribute higher-margin digital products and services.

Through integrations with participating operators, the microdrama service may be offered through:

  Direct carrier billing, with subscription charges placed on the subscriber’s existing mobile bill or deducted from a prepaid balance;
  Standalone monthly subscriptions;
  Entertainment and data-plan bundles; and
  Operator-sponsored promotions and customer-retention programs.

Direct carrier billing could reduce the payment friction associated with credit cards, app-store accounts and separate payment relationships, particularly in Latin American and emerging markets.

For participating operators, microdramas could provide incremental subscription revenue and a differentiated customer-engagement product without requiring the operator to produce original content.

“The strategic asset is not only the content,” said Jorge Becerra, CEO of IQSTEL Digital. “It is the combination of content, operator distribution, customer activation, billing and financial reconciliation. IQSTEL Digital is building the commercial layer that connects those elements.”

IQSTEL Digital's 2027 Objective

IQSTEL previously announced an objective to establish mobile-operator distribution channels capable of reaching a potential audience of approximately 40 million mobile users by the end of the second quarter of 2027.

The Company previously announced, in connection with an initial content-distribution partnership, an illustrative objective of 500,000 gross paying subscriptions by the end of 2027, based on an assumed gross penetration rate of 1.25% of a potential audience of approximately 40 million mobile users.

For purposes of the economic model presented in this release, IQSTEL has used an illustrative assumption that 300,000, or 60% of the 500,000 gross paying subscriptions, would represent active paid monthly subscriptions. The 60% assumption is used solely to demonstrate the potential economics of the model and is not based on existing subscriber activity, contracted subscriptions or historical retention data.

The 40 million figure represents the combined potential audience of targeted operators, not existing subscribers. The 500,000 figure is an illustrative corporate objective, excludes canceled or churned subscriptions and is not financial guidance or a guaranteed subscriber base.

Commercial Assumptions Supported by Operating Experience

The preliminary pricing, revenue-sharing and profit-contribution assumptions presented in this release are informed by management’s experience commercializing digital products and services across Latin America.

The initiative is led by IQSTEL Digital CEO Jorge Becerra, who has more than 25 years of experience across digital services, media, advertising and television. During his career, Becerra has participated in the development and commercialization of digital services through platforms reaching an aggregate audience of more than 100 million users across Latin America.

“These assumptions are informed by operating experience, not solely by the theoretical size of the microdrama market,” Becerra said. “Our focus is to apply that experience to carrier distribution, monthly subscription conversion, retention and recurring profit-contribution.”

The assumptions remain preliminary and are subject to validation through definitive operator agreements, commercial launches and actual subscription performance.

IQSTEL Digital’s Microdrama Demo

Watch IQSTEL Digital’s Microdrama Demo: www.microdrama.iqsteldigital.com

The demo is optimized for mobile viewing. For the intended experience, viewers are encouraged to open it on a smartphone and watch it vertically.

This production was created by IQSTEL Digital exclusively as a demonstration of the microdrama format for use in commercial presentations. The story, characters and business-related situations have been dramatized for creative and illustrative purposes. The demo concludes with a disclaimer clarifying that it does not constitute an offer, solicitation, investment recommendation or invitation to invest in IQSTEL Inc. or its securities.

“We believe the best way to explain microdrama is through a microdrama,” Becerra said. “This demo allows investors, operators and consumers to experience the format directly while also understanding the monthly subscription, carrier-billing and potential profit-contribution opportunity behind it.”

IQSTEL Digital intends to use the demo as a commercial tool in discussions with prospective mobile-operator partners and as an educational experience for investors and consumers.

Building a Broader Digital Distribution Platform

IQSTEL Digital plans to use its operator relationships and supporting infrastructure to distribute a growing portfolio of higher-margin digital services across entertainment, artificial intelligence, cybersecurity, fintech and digital health.

“Microdrama provides an attractive first use case because it combines recurring subscriptions, mobile-native engagement and a rapidly growing global category,” Iglesias said. “The broader opportunity is to establish IQSTEL Digital as a distribution and monetization platform capable of bringing multiple digital products to telecom subscribers.”

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a global telecommunications and technology company operating through two core business divisions: Telecom and Digital Services. The Telecom Division is the foundation of IQSTEL’s global platform, operating across 24 countries with more than 600 telecommunications carrier interconnections and delivering international voice, SMS, messaging, and connectivity solutions to some of the world’s largest telecom operators and enterprise customers. Through these customer relationships, IQSTEL’s platform has the potential to reach approximately 2.3 billion end users worldwide. Building on this global infrastructure and commercial reach, the Digital Services Division is focused on higher-margin technology solutions across Artificial Intelligence, Intelligent Communications, Cybersecurity, Fintech, Digital Health, Enterprise Automation, and Content Services. Built through nearly two decades of organic growth and strategic acquisitions, IQSTEL is leveraging the scale and reach of its Telecom business to accelerate the growth of Digital Services and drive its next phase of revenue and Adjusted EBITDA expansion.

For more information, visit:

Corporate website: www.iqstel.com
Investor Relations Portal: www.ir.iqstel.com
IQSTEL Telecom website: www.iqsteltelecom.com
IQSTEL Digital Services website: www.iqsteldigital.com
Official Investor Landing Page: www.landingpage.iqstel.com

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

Media and Investor Relations:

Ethan Walfish

Head of Investor Relations

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gates, FL 33134

Phone: +1-4848-IQSTEL (477835)

Email: ir@iqstel.com